Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Rogers Corporation 2009 Long-Term Equity Compensation Plan of Rogers Corporation of our reports dated February 18, 2011, with respect to the consolidated financial statements and schedule of Rogers Corporation and the effectiveness of internal control over financial reporting of Rogers Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

Providence, Rhode Island
May 13, 2011